UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2009

EN2GO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2921 West Olive Avenue, Burbank, California 91505
(Address of Principal Executive Offices)

(818) 433-7191
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 -   Other Events.

On August 14, 2009, the Company’s Board of Directors approved a decrease in the Company’s authorized capital from 900,000,000 shares to 90,000,000 shares of common stock, par value $0.00001 per share, effective on or about the 14th day of September, 2009 (the “Effective Date”).

Concurrent with the decrease to the Company’s authorized common stock, the number of issued and outstanding shares of the Company’s common stock be decreased on a one for ten (1:10) basis effective as of the “Effective Date” such that each shareholder will hold one share for every ten shares held.  Subsequent to the “Effective Date”, shareholders of record as of the Effective Date will be entitled, but not required, to redeem their existing share certificates and to receive a share certificate for the new number of shares. The number of shares to be received by any shareholder who would otherwise receive a fractional share is to be rounded up to the next nearest whole number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN2GO INTERNATIONAL, INC.

August 19, 2009

PAUL FISHKIN
Paul Fishkin
President